UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2005

BIOSOURCE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26670	77-0340829

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

542 Flynn Road, Camarillo, California	93012

(Address of Principal Executive Offices)	(Zip Code)

(805) 987-0086

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 20, 2005, the Board of Directors of BioSource International, Inc. authorized BioSource to enter into an indemnification agreement (the “Indemnification Agreement”) with each director and the following executive officers of BioSource: Alan Edrick, Executive Vice President and Chief Financial Officer and Kevin J. Reagan, Executive Vice President of Technical Operations. The following summary of the form of Indemnification Agreement approved by the Board of Directors is qualified in its entirety by reference to the form of Indemnification Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference. References in this summary to indemnification are intended to include hold harmless rights.

     The form of Indemnification Agreement provides full indemnification for all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee who is a party to a covered proceeding brought by all persons other than BioSource. The form of Indemnification Agreement also includes indemnification for the indemnitee who is not a party, but who, nonetheless, becomes a participant in such proceeding (e.g., as a witness).

     The form of Indemnification Agreement also provides full indemnification for expenses incurred by reason of being a party to an action brought by or in the right of BioSource, as well as indemnification for the indemnitee who is not a party, but who, nonetheless, becomes a participant in the proceeding (e.g., as a witness). The form of Indemnification Agreement does not provide for indemnification of expenses for a proceeding in which the indemnitee was finally adjudged by a court to be liable to BioSource unless and only to the extent that a court determines that an indemnitee is nonetheless fairly and reasonably entitled to indemnification for expenses that the court deems to be proper.

     The form of Indemnification Agreement prohibits indemnification in the following circumstances: (i) if an indemnitee’s conduct constitutes a breach of an indemnitee’s duty of loyalty to BioSource or its stockholders or is an act or omission not in good faith or which involves intentional misconduct or a knowing violation of the law; (ii) with respect to any proceeding brought by an indemnitee unless the bringing of such proceeding was approved by the Board of Directors of BioSource or such proceeding is brought by an indemnitee to assert, interpret or enforce his rights under the Indemnification Agreement or any other agreement or insurance policy or under BioSource’s Certificate of Incorporation or bylaws; (iii) for expenses incurred by an indemnitee with respect to actions instituted (a) by such indemnitee to enforce or interpret the Indemnification Agreement if a court determines that assertions made by such indemnitee as a basis for such action were made in bad faith or were frivolous or (b) by or in the name of BioSource to enforce or interpret the Indemnification Agreement, if a court determines that the material defenses asserted by such indemnitee were made in bad faith or were frivolous; or (iv) for expenses and other liabilities arising from the purchase and sale by an indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934 or any similar state or successor statute.

     The form of Indemnification Agreement also provides for advancement of expenses in certain circumstances and sets forth the procedures for obtaining such advancement.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Form of Indemnification Agreement

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSOURCE INTERNATIONAL, INC.
Date: May 24, 2005	By:	/s/ Alan I. Edrick
Executive Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Number	Description

10.1	Form of Indemnification Agreement.